NEWS

MORGAN STANLEY DEAN WITTER



                                                    17 July, 1998


Not for release, publication or distribution in or into Canada, Japan or Australia.

             THE INTERPUBLIC GROUP OF COMPANIES, INC.
                          ("Interpublic")

            Recommended proposal for the acquisition of

                INTERNATIONAL PUBLIC RELATIONS PLC
                              ("IPR")

                                and

  Interim Results of IPR for the six months ended 30 April, 1998




SUMMARY

The Boards of IPR and Interpublic jointly announce that they have reached an agreement on the terms of a proposed acquisition by Interpublic of IPR to be effected by means of a Scheme of Arrangement to be proposed by IPR under section 425 of the Companies Act 1985. As consideration under the Scheme, IPR Shareholders will receive shares in Interpublic, a New York Stock Exchange listed company headquartered in the U.S. Interpublic is one of the largest organisations of advertising and marketing communications companies in the world.

Under the Scheme, Interpublic will issue new Interpublic Shares to IPR Shareholders on the following basis:

   for every 100 IPR Shares        1.845 new Interpublic Shares

and so in proportion for any other number of IPR Shares held.

Based on the New York Stock Exchange closing price of $62 11/16 per Interpublic Share on 16 July, 1998 and an exchange rate of $1.6336 to (pound)1, the Acquisition values the entire issued and to be issued share capital of IPR at approximately (pound)103.6 million (assuming exercise of all outstanding options under the IPR Share Option Schemes) and each IPR Share at approximately
70.8 pence.

On the above basis the Acquisition represents the following:


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     o    A 43.0% premium over the middle market closing price of
          49.5 pence per IPR Share on 16 July, 1998, the last dealing day prior to this announcement;

     o    A 46.0% premium over the middle market closing price of
          48.5 pence per IPR Share on 13 January, 1998, being the day immediately before the start of the Offer Period;

     o A 64.7% and 66.2% premium over the average middle market closing price of 43.0 pence and 42.6 pence per IPR Share in the one month and three months, respectively, prior to 14 January, 1998.

The Scheme is conditional, inter alia, on the consent of IPR Shareholders and the approval of the Court. It is currently expected that the IPR Shareholders' meetings will be held in early September 1998 and that the Scheme will become effective in early October, 1998.

The Boards of Interpublic and IPR believe that the Acquisition represents an important opportunity for their respective businesses.

In particular, the Board of Interpublic believes the Acquisition will:

o mark the continuation of Interpublic's successful growth strategy to build incremental revenue streams through diversification. The combination of IPR and Interpublic's Weber Public Relations Worldwide business will result in a public relations group with 129 offices and 52 affiliate offices, making it one of the largest public relations organisations in the world

o establish Interpublic as a leading operator in the fast growing public relations industry

o provide Interpublic's clients with an additional global communications network to meet their changing business needs

o enable Interpublic to continue to benefit from the growing strategic alignment of advertising and public relations

o complement Interpublic's multinational client base and proven management strength in serving worldwide accounts.

The Board of IPR believes that:

o IPR Shareholders will achieve an attractive uplift in capital value and a significant improvement in liquidity by exchanging their IPR Shares for Interpublic Shares

o the Acquisition will allow IPR to expand its own global public relations service using Interpublic's international networks to supplement the existing IPR networks

o IPR's business will benefit from becoming part of one of the largest organisations of advertising and marketing communications companies in the world and IPR's position as


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     one of the largest public relations groups in the world will be enhanced, improving its ability to serve global clients and providing better career opportunities for staff

o the Acquisition will enable IPR to provide a wider range of above and below the line marketing services to existing clients than it currently provides.

Commenting on the Acquisition, Lord Chadlington, Chairman of IPR, said:

"We are delighted to have agreed terms with the Board of Interpublic and look forward to becoming part of its global communications business.

Our vision is to be the leader in global public relations and reputation management. Being part of Interpublic is an ideal strategic match for us since it will allow us to deepen and expand our ability to serve clients in all parts of the world. We are very excited by the future prospects of Interpublic and believe the Acquisition will bring both immediate and long-term benefits to our shareholders, our clients and our people."

Commenting on the Acquisition today, Philip H. Geier Jr.,
Chairman and Chief Executive Officer of Interpublic, made the following statement:

"This agreement marks the continuation of Interpublic's successful growth strategy to build incremental revenue streams through diversification. By making Interpublic a leading player in the fast growing public relations industry, the Acquisition also provides our agencies' clients with an additional global communications offering to meet their changing business needs. Public relations is an increasingly vital strategic communications resource to manage corporate reputations worldwide."

Interpublic will incur expenses in its financial year 1998 resulting from charges associated with the Acquisition. Excluding these expenses, the Interpublic Board expects the Acquisition to be accretive to earnings per share of Interpublic Common Stock in the financial year ending 31 December, 1998. This statement should not be interpreted to mean that the future earnings per share of Interpublic Common Stock will necessarily be greater than the earnings per share of Interpublic Common Stock for its most recent reported year, the financial year ended 31 December, 1997.

Shandwick, Golin/Harris and Weber will continue to be led by their current management teams and will operate as autonomous, independent organisations. A new board, representing each of the three components, will be formed to serve as the decision-making body on broad policy issues. This board, of which Lord Chadlington will be Chairman and Chief Executive, will report to the Interpublic Group.

Interpublic is one of the largest organisations of advertising and marketing communications companies in the world. The Interpublic Group employs more than 28,000 people in 120 countries worldwide. Interpublic's primary holdings include three wholly-owned global advertising agency networks, McCann-Erickson WorldGroup, Ammirati Puris Lintas and The Lowe Group, as well as four specialised communication services units: Western International


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Media, DraftWorldwide, The Allied Communications Group, Octagon
and other related companies.

IPR is the world's largest independent public relations firm with 82 offices in 21 markets and 41 affiliate offices in a further 29 markets. The IPR Group employs approximately 2,100 people. IPR provides a full range of public relations services including investor relations, support for consumer products, information technology, financial communications, health and pharmaceutical programmes, and global public relations services.

The Board of IPR today announced the interim results for the six month period ended on 30 April, 1998 and full details are provided in Appendix III. Operating income in the period was (pound)60.1m (1997: (pound)60.1m), representing an increase of 3.2% in constant currencies. Profits were (pound)1.0m before exceptional operating costs of (pound)4.4m, giving a pre-tax loss of (pound)3.4m (1997: profit (pound)3.9m). In light of the Acquisition the IPR Board has resolved not to pay an interim dividend in respect of the six months ended 30 April, 1998.

ENQUIRIES

The Interpublic Group of Companies, Tel:  (1-212) 399 8000
Philip H. Geier, Jr.
Chairman and CEO

Eugene P. Beard
Vice Chairman, Finance and Operations,
and CFO

Morgan Stanley                      Tel:  (44-171) 425 5555
Piers de Montfort
Managing Director

Andrew Bell
Executive Director

International Public Relations plc  Tel:  (44-171) 408 2232
Lord Chadlington
Chairman and CEO

Philip Rogerson
Deputy Chairman

Lehman Brothers                     Tel:  (44-171) 260 3026
Richard H. Collier
Managing Director

C. Simon A. Costa
Vice President


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This summary should be read in conjunction with the full text of this announcement.

The conditions to the Acquisition are set out in Appendix II and definitions of certain expressions used in this announcement are set out in Appendix IV.

IPR's interim results are contained in Appendix III.

This announcement contains forward-looking statements including with respect to the consummation of the Acquisition, the integration of services and opportunities related to the Acquisition. As such statements apply to future events, they are subject to risks and uncertainties which may cause the actual results to differ materially, including, without limitation, the risk that the Acquisition will not be consummated, integration risks related to the Acquisition and the risk that the anticipated benefits of the Acquisition will not be realised.

This announcement is published on behalf of Interpublic and IPR and has been approved by Morgan Stanley & Co. Limited and Lehman Brothers International (Europe), each of which is regulated by The Securities and Futures Authority Limited, solely for the purposes of section 57 of the Financial Services Act 1986.

Lehman Brothers International (Europe), which is regulated by The Securities and Futures Authority Limited, is acting for IPR and no one else in connection with the Acquisition and will not be responsible to anyone other than IPR for providing the protections afforded to customers of Lehman Brothers International (Europe), nor for providing advice in relation to the Acquisition.

Morgan Stanley & Co. Limited, which is regulated by The
Securities and Futures Authority Limited, is acting for Interpublic and no one else in connection with the Acquisition and will not be responsible to anyone other than Interpublic for providing the protections afforded to customers of Morgan Stanley
& Co Limited, nor for providing advice in relation to the Acquisition.

This announcement does not constitute an offer or an invitation to purchase any securities.

Copies of this announcement are not being, and must not be, mailed or otherwise distributed or sent in or into Canada, Australia or Japan and persons receiving this announcement
(including custodians, nominees and trustees) must not distribute or send it into or from Canada, Australia or Japan.


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